CONSENT OF Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Amendment No. 1 to the Form 20-F/A Registration Statement of Starcore International Mines Ltd. of our report dated August 9, 2016, relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of Starcore International Mines Ltd. for the period ended April 30, 2016 and for the years ended July 31, 2015 and July 31, 2014.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional Accountants

October 13, 2016